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                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______) pertaining to the 2005 Long Term Incentive Plan of Teekay LNG Partners L.P. of our reports each dated February 28, 2005 relating to the consolidated financial statements of Teekay Shipping Spain S.L. and the consolidated financial statements of Teekay Luxembourg S.A.R.L. and our reports each dated November 9, 2004 (except for Note 2 which is as of November 23, 2004) relating to the financial statement of Teekay LNG Partners L.P. and the financial statement of Teekay GP L.L.C., included in the Registration Statement (Form F-1 No. 333-120727) and related Prospectus for Teekay LNG Partners L.P. dated April 25, 2005 filed with the Securities and Exchange Commission.



Vancouver, Canada,                                    /s/ Ernst & Young LLP
May 4, 2005                                           Chartered Accountant